MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT, dated this 9th day of May 2014 (this “AGREEMENT”), is by and between ON-AIR IMPACT, INC., a Nevada corporation (the “Company” or the “Borrower”), and BACCARAT HOLDINGS, INC. (“Baccarat” or the “Lender,” and together with the Company, the “Parties,” and each, a “Party”).

RECITALS

WHEREAS, the Company wishes to sell, and Lender wishes to purchase, a series of one-year Promissory Notes, bearing interest at the rate of eight percent (8%) per annum (collectively, the “Promissory Notes,” and each, a “Promissory Note”), for up to an aggregate principal amount of Five Hundred Thousand United States Dollars and No Cents ($500,000.00 USD) on the terms and conditions of the Promissory Note substantially in the form as Exhibit A attached hereto;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

Section 1.01 Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.01.

“Agreement” means this Master Loan Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted under this Master Loan Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“Borrower” has the meaning specified in the Preamble.

“Borrowing Date” means any Business Day specified by the Borrower in a Borrowing Notice as a date on which the Borrower requests the relevant Lenders to make Loans under the Loan Agreement.

“Borrowing Notice” with respect to any request for a borrowing of Loans hereunder, means a written notice from the Borrower to the Lender.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means the sale of all or substantially all of the assets, in one or series of transactions, of the Company to any Person, other than an affiliate or a Subsidiary of the Company.

“Commitment” means the obligations of the Lender to purchase the Promissory Notes under this Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Dollars” means the lawful currency of the United States of America.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership (or profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, and any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Governmental Action” means any consent, approval, waiver, authorization, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit or license of or with any Governmental Authority, any required notice to or registration with any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Lender” has the meaning set forth in the Preamble to this Agreement and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

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“Loan Documents” means, collectively, this Agreement, the Promissory Notes, and all other agreements, documents, certificates and instruments executed and delivered in connection with this transactions contemplated by this Agreement.

“Loans” means the aggregate borrowed by the Company from the Lender pursuant to this Agreement and Promissory Notes.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any Loan Document, (c) the rights or remedies of the Lender under any Loan Document or (d) the ability of the Borrower to perform any of its material payment obligations under any Loan Document to which it is a party.

“Maximum Amount” means Five Hundred Thousand United States Dollars and No Cents ($500,000.00 USD).

“Promissory Notes” means, collectively, the Promissory Notes issued by the Borrower for the benefit of the Lender pursuant to this Agreement.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity or group (which term will include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

“Requirement of Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

"Subsidiary" means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“USD” or “$” means United States Dollars.

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Article II

Commitment

Section 2.01 Commitment.

(a) Subject to the terms and conditions set forth herein the Lender agrees, from time to time on any Business Day to purchase from the Borrower, and the Borrower agrees to sell and issue to the Lender, one or more Promissory Notes substantially in the form of Exhibit A attached hereto for the account of the Lender, provided, however, that the aggregate principal amount of all Promissory Notes then outstanding shall not exceed the Maximum Amount.

(b) Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

(c) The Lender shall not be obligated to purchase nor shall the Borrower shall be obligated to issue any Promissory Note if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Borrower from issuing such Promissory Note, or any Requirement of Law applicable to the Parties or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Parties shall prohibit, or request that the Parties refrain from the issuance of letters of credit generally or such Promissory Note in particular;

(ii) the issuance of such Promissory Note would violate one or more policies of the Parties generally applicable to the issuance or purchase, as the case may be, of letters of credit;

(d) The Parties shall not amend any Promissory Note if the Parties would not be permitted at such time to issue such Promissory Note in its amended form under the terms hereof.

Section 2.02 Procedures for Borrowing.

(a) The Borrower may borrow under this Agreement on any Business Day by delivering a Borrowing Notice to the Lender.

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(b) Within ten (10) Business Days of receipt of any such Borrowing Notice from the Borrower, the Lender shall use its commercially reasonable best efforts to wire the requested amount of immediately available funds to the Company’s bank account or Company’s counsel, Philip Magri, Esq. of The Magri Law Firm, PLLC, who shall act as the escrow agent pursuant to this Agreement (the “Escrow Agent”). The Escrow Agent shall hold the wired funds (the “Escrow Funds”) in the attorney IOLA escrow bank account listed on Exhibit B attached hereto (the “Escrow Account”), subject to the terms and conditions of this Agreement. The Escrow Funds shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent shall not distribute or release the Escrow Funds from the Escrow Account except in accordance with written instructions received by the Escrow Agent from the Company.

Article III

Representations and warranties

To induce the Parties to enter into this Agreement and to consummate the transactions contemplated hereby, each Party hereby represents and warrants to the other Party that:

Section 3.01 Existence; Compliance with Laws.

(a) It and its Subsidiaries (i) are duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) are duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify in such jurisdiction would not reasonably be expected to have a Material Adverse Effect and (iii) are in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02 Power; Authorization; Enforceability.

(a) It has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Loan Documents to which it is a party. It has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents.

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(b) This Agreement constitutes, and each other Loan Document when delivered hereunder will constitute, a legal, valid and binding obligation of the Party, enforceable against the Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.03 No Contravention.

(a) The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any the Parties and will not result in, or require, the creation or imposition of any lien on any of their respective properties or assets pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

Section 3.04 No Litigation.

(a) No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Party or any of its Subsidiaries or against any of its property or assets with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.

Article IV

Covenants

Section 4.01 Use of Proceeds.

(a) The Company covenants to use the proceeds of the Loans for general corporate purposes of the Company, including capital expenditures permitted hereunder.

Article V

Events of Default

Section 5.01 Events of Default. Each of the following events or conditions shall constitute an “Event of Default” (whether it shall be voluntary or involuntary or come about or be effected by any Requirement of Law or otherwise):

(a) the Borrower fails to pay any principal of any Promissory Note when due whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise and such failure remains unremedied for a period of ten (10) Business Days;

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(b) any representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Company herein or in any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, proves to have been false or misleading in any material respect on or as of the date made or deemed made;

(c) the Borrower fails to perform or observe any covenant, term, condition or agreement contained in this Agreement or other Loan Document; and such failure continues unremedied for a period of ten Business Days after written notice to the Borrower from Lender;

(d) the Borrower or any of its Subsidiaries (x) commences any case, proceeding or other action under any existing or future Debtor Relief Law, seeking (A) to adjudicate it as bankrupt or insolvent, or (B) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (C) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (y) makes a general assignment for the benefit of its creditors;

(e) there is commenced against the Borrower or any of its Subsidiaries in a court of competent jurisdiction any case, proceeding or other action of a nature referred to in clause (d) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged, unstayed or unbonded for ninety (90) days;

(f) there is commenced against the Borrower or any of its Subsidiaries, in any case, a proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

(g) any Change of Control occurs.

Section 5.02 Remedies. If any Event of Default occurs and is continuing, then, the Commitments of the Lender as set forth herein shall automatically and immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Loan Agreement and the other Loan Documents shall immediately become due and payable.

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Article VI

Termination

Section 6.01 Termination. This Agreement will automatically terminate and be of no further force and effect upon the earlier to occur of (i) the satisfaction of all indebtedness, including the Promissory Notes and any additional indebtedness issued hereafter, between the Company and the Lender and (ii) written termination notice is delivered by the Company or the Lender to the other party. Notwithstanding anything in the previous sentence, Section 7.07, Section 7.08, Section 7.09 and Section 7.10 shall survive the termination of this Agreement and the termination of this Agreement shall not affect any rights any Party has with respect to the breach of this Agreement by another Party prior to such termination.

Article VII
Miscellaneous Provisions

Section 7.01 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein to: (x) Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 7.02 Amendment and Modification. This Amendment may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto.

Section 7.03 Assignment. Neither Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder.

Section 7.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted successors and permitted assigns.

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Section 7.05 No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.06 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile as follows:

(i)	If to the Borrower:

On-Air Impact, Inc. 420 Jericho Turnpike, Suite 110 Jericho, NY 11753-1319 Attn: Joel Falitz, President

With a copy to:

Philip Magri, Esq. The Magri Law Firm, PLLC 2642 NE 9th Avenue Fort Lauderdale, FL 33334 T: (646) 502-5900 F: (646) 836-9200 pmagri@magrilaw.com www.magrilaw.com

(ii)	If to Lender:

To the address provided to Borrower.

(b) Delivery. Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day).

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(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 7.08 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

Section 7.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nevada.

(b) Waiver of Venue. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any such court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 7.11 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.12 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.13 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts); each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.14 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the Parties have duly executed this Loan Agreement as of the date first written above.

ON-AIR IMPACT, INC.

By:	/s/ Joel Falitz
Name:	Joel Falitz
Title:	President

BACCARAT HOLDINGS, INC.

By:	/s/ Tony Killarney
Name:	Tony Killarney
Title:	Director

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EXHIBIT A

8% PROMISSORY NOTE

$_____________	Date: _______________

FOR VALUE RECEIVED, ON-AIR IMPACT, INC.., a Nevada corporation, (“Maker”), promises to pay __________________ (“Holder”), in lawful money of the United States, the principal sum of ______________________ Dollars ($___________.00), plus interest thereon (the “Promissory Note”) from the date of issuance until paid in full, as set forth below.

1.	Interest Rate

Interest on the principal sum of this Promissory Note shall accrue at the rate of eight percent (8%) per annum, compounded annually, based on a 365-day year and the actual number of days elapsed. Interest shall be payable by Maker on an annual basis and, except as provided in Paragraph 2 below, shall not be forgiven.

2.	Payments/Forgiveness

The entire principal sum and all accrued but unpaid interest and any other sums payable hereunder shall be due and payable in full on the one year anniversary date of the date hereof. All payments hereunder shall be applied first to interest then to principal.

3.	Prepayment

The Maker may prepay all or any portion of the principal of this Promissory Note at any time and from time to time without premium or penalty. Any such prepayment shall be applied against the installments of principal due under this Promissory Note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

4.	Application of Payments

All payments received by Holder shall be applied first to accrued interest, then to other charges due with respect to this Promissory Note, and then to then-unpaid principal balance.

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5.	Cancellation of Promissory Note.

Upon the repayment by the Maker of all of its obligations hereunder to the Holder, including, without limitation, the principal amount of this Promissory Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.

6.	Severability.

If any provision of this Promissory Note is, for any reason, invalid or unenforceable, the remaining provisions of this Promissory Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Promissory Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

7.	Default and Remedies

a.	Default

Maker will be in default under this Promissory Note if (i) Maker fails to make a payment of principal and/or interest hereunder when due; or (ii) Maker breaches any other covenant or agreement under this Promissory Note; or (iii) Maker defaults under any other provision of this Promissory Note or under any guarantee or other agreement providing security for the payment of this Promissory Note; or (iv) Maker breaches any representation or warranty under this Promissory Note or any such guarantee or other agreement; or (v) there occurs the liquidation, dissolution, death or incompetency of the Maker or any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Promissory Note; or (vi) there occurs the sale of a material portion of the business and assets of the Maker or any corporation, partnership or other entity guaranteeing or providing security for the payment of this Promissory Note; or (vii) there occurs the making of any assignment for the benefit of creditors by the Maker or by any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Promissory Note; or (viii) Maker is declared to be in default by a court of competent jurisdiction or by an arbitrator for any reason.

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b.	Remedies

Upon Maker's default, Holder may (i) upon fifteen (15) days' written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all remedies provided under applicable law. The Holder’s remedies provided in this Promissory Note shall be cumulative and in addition to all other remedies available to the Holder under this Promissory Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Holder contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Promissory Note. No remedy conferred under this Promissory Note upon the Holder is intended to be exclusive of any other remedy available to the Holder, pursuant to the terms of this Promissory Note or otherwise. No single or partial exercise by the Holder of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Holder to exercise any right or remedy under this Promissory Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Holder under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Holder. The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Maker therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

8.	Waivers

a.	Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of dishonor of this Promissory Note. No extension of time for the payment of this Promissory Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Promissory Note, shall affect the original liability of Maker under this Promissory Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Promissory Note only by express written waiver.

b.	The failure or delay by Holder in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. Holder may not waive any of its rights except by an instrument in writing signed by the holder.

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9.	Miscellaneous

a.	Maker shall pay all costs, including, without limitation, reasonable attorneys' fees and costs incurred by Holder in collecting the sums due hereunder, whether or not any legal action is actually filed, litigated or prosecuted to judgment or award. In the event of any action or legal proceeding concerning this Promissory Note or the enforcement of any rights hereunder, Holder shall be entitled to, in addition to any other relief to which Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with such action.

b.	This Promissory Note may be modified only by a written agreement executed by Maker and Holder.

c.	This Promissory Note and the obligations of the undersigned shall be governed in all respects by and construed in accordance with the laws of the State of Nevada. This Promissory Note shall be deemed a contract made under the laws of the State of Nevada and the validity of this Promissory Note and all rights and liabilities hereunder shall be determined under the laws of said State. For purposes of any proceeding involving this Promissory Note or any of the obligations of the undersigned, the undersigned hereby submits to the non-exclusive jurisdiction of the courts of the State of Nevada having jurisdiction in the State of Nevada, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non convenience. The undersigned agrees not to bring any action or other proceeding with respect to this Promissory Note or with respect to any of its obligations in any other court unless such courts of the State of Nevada determine that they do not have jurisdiction in the matter.

d.	The terms of this Promissory Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

e.	Time is of the essence with respect to all matters set forth in this Promissory Note.

f.	If this Promissory Note is destroyed, lost or stolen, Maker will deliver a new Promissory Note to Holder on the same terms and conditions as this Promissory Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Promissory Note. Holder shall furnish to Maker reasonable evidence that the Promissory Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Promissory Note.

g.	All payments of principal and interest shall be made in lawful currency of the United States of America to the Holder at the address shown above or to a different location upon receipt of written notice from the Holder.

h.	The Maker agrees to pay on demand (i) all expenses (including, without limitation, legal fees and disbursements) incurred in connection with the negotiation and preparation of this Promissory Note and any documents in connection with this Promissory Note, and (ii) all expenses of collecting and enforcing this Promissory Note and any guarantee or collateral securing this Promissory Note, including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

On-Air Impact, Inc. - Master Loan Agreement	Page 16

i.	The headings of the sections of this Promissory Note are inserted for convenience only and shall not be deemed to constitute a part of this Promissory Note.

j.	This Promissory Note may not be amended without the written approval of Holder and Maker.

k.	None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Promissory Note.

l.	Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Promissory Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Promissory Note.

m.	As a material inducement for the Holder to loan to the Maker the monies hereunder, the Maker hereby waives any right to trial by jury in any legal proceeding related in any way to this agreement and/or any and all of the other documents associated with this transaction.

n.	This Promissory Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

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On-Air Impact, Inc. - Master Loan Agreement	Page 17

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date set forth above.

PROMISSORY NOTE MAKER:

ON-AIR IMPACT, INC.

By:
Name:
Title:

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